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                                  EXHIBIT 21.1

                               CENTENNIAL BANCORP
                              LIST OF SUBSIDIARIES


                                                           Names Under
                                 State of                     Which
            Name               Incorporation              Does Business

     Centennial Bank              Oregon               Centennial Mortgage